Exhibit (a)(1)(e)

FORM OF ADDENDUM

The following is a list of your outstanding option grants as of October 31, 2007, which are eligible for amendment in the Offer to Amend Certain Options, dated November 2, 2007;

Optionee Name:

Eligible Options with Exercise Prices Equal To or Less Than $5.00

(Options to be amended (subject to vesting) plus receive a cash payment):

Options Outstanding
Option Number	Option Date	Option Price (Original)	Options Outstanding	Vested at 12/31/04	Projected Vested at 12/31/07	Vesting in 2008	Vesting in 2009 and Later	Total Subject to 409A	Revised Option Price	Cash Compensation
XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX

Eligible Options with Exercise Prices Greater Than $5.00

(Options to be amended (subject to vesting) with no cash payment):

Option Number	Option Date	Options Outstanding	Option Price	Vested at 13/31/04	Projected Vested at 12/31/07	Vesting in 2008	Vesting 2009 and Later	Total Subject to 409A	Revised Option Price
XXXXXX	XXXXXX	XXXXXX	XXXXX	XXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX

If you have questions regarding the above list, please direct them to Justin M. Chapman at:

Microtune, Inc.

2201 10th Street, Plano, Texas 75074

Phone: (972) 673-1629

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